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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report on the 1998 consolidated financial statements of Physician Reliance Network, Inc., and subsidiaries dated February 19, 1999, included in this Form 10-K. It should be noted that we have not audited any financial statements of Physician Reliance Network, Inc. and subsidiaries subsequent to December 31, 1998, or performed any audit procedures subsequent to the date of our report.



                                          ARTHUR ANDERSEN LLP


Dallas, Texas
 March 26, 2001